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                                                           ATTORNEY WORK PRODUCT
                                                     PRIVILEGED AND CONFIDENTIAL
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                                                                       EXHIBIT 2


                            PROJECT HOT `N COLD IV
                                  TERM SHEET
                                Amendment No. 2

          This AMENDMENT NO. 2, DATED FEBRUARY 21, 2001, TO THE PROJECT HOT `N COLD IV TERM SHEET (the "Amendment") is entered into by and between Littlejohn Fund II, L.P. ("Littlejohn") and Quilvest American Equity Ltd. ("Quilvest"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Project Hot `n Cold IV Term Sheet, entered into January 16, 2001 (the "Agreement").

1.   Extension of Deadline.  Section H of the Agreement is deleted in its
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entirety and the following is substituted therefor:

               If the Merger Agreement has not been entered into by 5:00 p.m. New York City time on March 2, 2001, or, if entered into, the Merger Agreement is subsequently terminated, this Term Sheet shall become null and void, unless extended by mutual agreement of the parties, except that each party shall continue to be bound by the provisions relating to Expenses.

2.   Continued Effect.  Except as otherwise amended herein, all other provisions
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of the Agreement shall remain in full force and effect.

3.   Counterparts.  This Amendment may be executed by facsimile and in more than
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one counterpart, each one of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.




LITTLEJOHN FUND II, L.P.                     QUILVEST AMERICAN EQUITY LTD.
By:  Littlejohn Associates II, LLC,
     General Partner


     By: /s/ Harry F. Weyher, III            By: /s/ Willem F.P. deVogel
        -----------------------------           -----------------------------
        Name:  Harry F. Weyher, III             Name: Willem F.P. deVogel
        Title: Manager                          Title: Attorney-in-Fact